EXHIBIT 99.3

AmpliTech Group, Inc.
Unaudited Proforma Condensed Consolidated Balance Sheets

	Amplitech Group	Specialty
	June 30,	August 31,	Proforma		Proforma
	2019	2019	Adjustments		Combined

Assets
Current Assets
Cash and cash equivalents	$710,067	$403,862	$(668,633	)(A)	$41,434
			(403,862	)(D)
Accounts receivable	366,853	109,126	(109,126	)(D)	366,853
Inventory, net	369,539	295,546	301,754	(B)	671,293
			(295,546	)(D)
Prepaid expenses	109,809	1,445	(1,445	)(D)	109,809
Total Current Assets	1,556,268	809,979	(1,176,858)		1,189,389

Property and equipment, net	155,501	14,118	46,156	(B)	201,657
			(14,118	)(D)
Right of use assets	86,293	-	409,767	(E)	496,060
Security deposits	11,707	1,000	(1,000	)(D)	11,707
Intangible assets, net	-	-	806,000	(B)	806,000
Other assets	-	1,370	$(1,370	)(D)	-

Total Assets	$1,809,769	$826,467	$68,577		$2,704,813

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$70,303	$78,273	(78,273	)(D)	70,303
Customer deposits	116,060	10,277	10,277	(B)	126,337
			(10,277	)(D)
Current portion of financing lease	29,891	-	-		29,891
Current portion of operating lease	54,153	-	69,049	(E)	123,202
Current portion of promissory note	-	-	82,686	(C)	82,686
Current portion of loan payable, net of discount	57,340	-	-		57,340
Total Current Liabilities	327,747	88,550	73,462		$489,759

Long Term Liabilities
Finance lease, net of current portion	98,807	-	-		98,807
Operating lease, net of current portion	34,697	-	340,718	(E)	375,415
Promissory note, net of current portion	-	-	392,314	(C)	392,314
Loan payable, net of debt discount and current portion	256,224	-	-		256,224

Total Liabilities	717,475	88,550	$806,494		$1,612,519

Commitments and Contingencies	-	-

Stockholders' Equity
Series A convertible preferred stock	$1	$-	$-		$1
Series B convertible preferred stock	-	-	-		-
Common Stock	48,336	2,000	(2,000	)(D)	48,336
Additional paid-in capital	1,765,496	-	-		1,765,496
Accumulated deficit	(721,539)	735,917	(735,917	)(D)	(721,539)

Total Stockholders' Equity	1,092,294	737,917	(737,917)		1,092,294

Total Liabilities and Stockholders' Equity	$1,809,769	$826,467	$68,577		$2,704,813

See accompanying notes to the unaudited proforma condensed consolidated financial statements

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AmpliTech Group, Inc.
Unaudited Profrma Condensed Consolidated Statements of Operations
For the years ended

	Amplitech Group Inc.	Specialty Microwave Corp.
	December 31, 2018	November 30, 2018	Proforma Adjustments		Proforma Combined

Revenue	$2,397,418	$1,408,471	$(28,061	)(F)	$3,777,828

Cost of goods sold	1,016,226	919,601	(28,061	)(F)	1,907,766

Gross Profit	1,381,192	488,870	-		1,870,062

General and administrative expense			76,669	(G)
	1,039,768	272,529	28,179	(E)	1,417,145

Income From Operations	341,424	216,341	104,848		452,917

Other Income (Expense)
Interest expense, net	(12,431)	9,343	(27,878	)(C)	(30,966)

Income Before Income Taxes	328,993	225,684	132,726		421,951

Provision For Income Taxes	-	-	-		-

Net Income	$328,993	$225,684	$132,726		$421,951

Net Income Per Share;
Basic	$0.00	$2,256.84			$0.00
Diluted	$0.00	$2,256.84			$0.00

Weighted Average Shares Outstanding;
Basic	47,771,668	100			47,771,668
Diluted	87,674,310	100			87,647,310

See accompanying notes to the unaudited proforma condensed consolidated financial statements

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Amplitech Group, Inc.
Interim Income Statement For the Six Months Ended

	Amplitech Group Inc.	Specialty Microwave Corp.
	June 30, 2019	August 31, 2019	Proforma Adjustments		Proforma Combined

Revenue	$1,309,526	$809,359	$(3,300	)(F)	$2,115,585

Cost of goods sold	624,642	535,120	(3,300	)(F)	1,156,462

Gross Profit	684,884	274,239	-		959,123

			76,669	(G)
General and administrative expense	543,151	132,779	14,088	(E)	766,687

Income From Operations	141,733	141,460	90,757		192,436

Other Income (Expense)
Interest expense, net	(14,514)	5,405	(15,357	)(C)	(24,466)

Income Before Income Taxes	127,219	146,865	75,400		167,970

Provision For Income Taxes	-	-	-		-

Net Income	$127,219	$146,865	$75,400		$167,970

Net income per share
Basic	$0.00	$1,468.65			$0.00
Diluted	$0.00	$1,468.65			$0.00

Weighted Average Shares Outstanding
Basic	48,336,326	100			48,336,326
Diluted	89,368,923	100			89,368,923

See accompanying notes to the unaudited proforma condensed consolidated financial statements

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Notes to Pro Forma Financial Statements

On September 12, 2019, Amplitech Group Inc. acquired Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, fixed assets, and all intellectual property. The assets also included all eight team members of SMW. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Additional acquisition costs that were expensed at September 12, 2019 totaled approximately $77,000. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

These unaudited pro forma condensed combined financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP) and are expressed in US dollars.

The pro forma balance sheet combines the historical condensed consolidated balance sheet of the Company as of June 30, 2019 and the historical balance sheet of SMW as of August 31, 2019, giving effect to the acquisition as if it had been consummated on January 1, 2019. The twelve month pro forma statement of operations combines the historical consolidated statement of operations of the Company for the year ended December 31, 2018 and the historical statement of operations of SMW for the year ended November 30, 2018, each giving effect to the acquisition as if it had been consummated on January 1, 2018.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the acquisition been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position.

The assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements are described in the accompanying notes, which should be read together with the pro forma financial statements.

The pro forma financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and SMW historical information included herein.

(1) Basis of Presentation

On September 12, 2019, Amplitech Group Inc. acquired Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, fixed assets, and all intellectual property. The assets also included all eight team members of SMW. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Additional acquisition costs that were expensed at September 12, 2019 totaled approximately $77,000. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

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As both companies are similar in nature, the acquisition will allow the combined resources and customer base to support more productivity and help in the development of new product lines. We started consolidating both companies for financial reporting purposes as of September 12, 2019. From the date of acquisition to September 30, 2019, SMW reported revenue of $125,633.

The preliminary provisional fair value of the purchase consideration issued to Specialty Microwave was allocated to the net tangible assets acquired. The Company accounted for the Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $337,633. The excess of the aggregate fair value of the net tangible assets has been allocated to net intangible assets of $806,000.

The purchase price allocation was based, in part, on management’s knowledge of Specialty Microwave’s business and is preliminary. Once we complete our analysis to finalize the purchase price allocation, which includes finalizing the valuation report from a third-party appraiser and a review of potential intangible assets, it is reasonably possible that, there could be significant changes to the preliminary values below.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Provisional purchase consideration at preliminary fair value:
Cash	$668,6333
Promissory Note	475,000
Total purchase price	$1,143,633

Preliminary allocation of purchase price:
Inventory	$301,754
Automobiles	19,527
Equipment	25,000
Computer	1,629
Preliminary Intangible Assets	300,000
Less: Customer Deposit	(10,277)
Net assets acquired	$1,143,633

 2. Pro Forma Adjustments

The pro forma adjustments are based on the Company’s estimates and assumptions that are subject to change.

The pro forma financial statements incorporate the following pro forma adjustments:

(A)	Represents $668,633 paid at closing.

(B)	Represents preliminary allocation of purchase price of $1,143,633 as noted in Note 1.

(C)	Represents promissory note of $475,000 for acquisition bearing an interest rate of 6%.

(D)	Represents the elimination of SMW assets, liabilities and equity.

(E)	Represents the new operating lease agreement to rent office space in Ronkonkoma, NY.

(F)	Represents the elimination of intercompany sales and purchases.

(G)	Represents acquisition costs relating to the asset purchase of SMW, including the audit, legal and other professional fees.

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